Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following:

(1)	Registration Statement (Form S-8 No.333-188545) pertaining to the 2013 Equity Incentive Plan of Armada Hoffler Properties, Inc., and
(2)	Registration Statement (Forms S-3 No. 333-196473 and 333-204063) of Armada Hoffler Properties, Inc.;

of our report dated March 2, 2016, with respect to the consolidated financial statements and schedule of Armada Hoffler Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young
Richmond, Virginia
March 2, 2016